SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                          FORM 8-A/A1

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                   CROWN LABORATORIES, INC.
---------------------------------------------------------------

    (Exact name of registrant as specified in its charter)


            Delaware                       75-2300995
 -------------------------------  -----------------------------
   (State of incorporation or           (I.R.S. Employer
          organization)                Identification No.)

       6780 Caballo Street
        Las Vegas, Nevada                     89119
 -------------------------------  -----------------------------
 (Address of principal executive           (Zip Code)
            offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange
to be so registered                    on which each class
-------------------                    is to be registered
                                      -------------------
PREFERRED STOCK PURCHASE RIGHTS        PACIFIC STOCK EXCHANGE;
                                      AMERICAN STOCK EXCHANGE

  If this Form relates to the Registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.  [  ].

  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ].

Securities to be registered pursuant to Section 12(g) of the
Act:

                              None

Item 2.   Exhibits.

          1. Rights Agreement, dated as of May 5, 1997, between Crown Laboratories, Inc. and Securities Transfer Corp., as Rights Agent, which includes, as Exhibit A thereto, The Certificate of Designation, as Exhibit B thereto, The Form of Rights Certificate, and as Exhibit C thereto, The Summary of Rights to Purchase Preferred Shares. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after a Shares Acquisition Date (as defined in the Rights Agreement) or ten days after a person commences or announces its intention to commence an offer if, upon consummation thereof, such person would become an Acquiring Person (as defined in the Rights Agreement).

          2. Press Release dated May 7, 1997 announcing the adoption of the Rights Plan.



                            SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   CROWN LABORATORIES, INC.


                                   By:    /s/ Craig E. Nash
                                          -----------------
                                   Name:  Craig E. Nash
                                   Title:    Chief Executive
Officer
Dated:  June 3, 1997


                          EXHIBIT INDEX
                          -------------

Exhibit                   Description                    Page
--------                 ------------                   -----

   1      Rights Agreement, dated as of May 5, 1997,      5
          between Crown Laboratories, Inc. and
          Securities Transfer Corp., as Rights Agent, which includes, as Exhibit A thereto, The
          Certificate of Designation, as Exhibit B thereto, The Form of Rights Certificate, and as Exhibit C thereto, The Summary of Rights to Purchase Preferred Shares.
          Pursuant to the Rights Agreement, Rights
          Certificates will not be mailed until after a Shares Acquisition Date (as defined in the Rights Agreement) or ten days after a person commences or announces its intention to commence an offer if, upon consummation thereof, such person would become an Acquiring Person (as defined in the Rights
          Agreement).

   2      Press release dated May 7, 1997 announcing      71
          the adoption of the Rights Plan.